                                                           Exhibit No. EX-99.h.4

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103
January  __, 2007

Delaware Group Foundation Funds
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve  the  performance  of  Delaware  Aggressive  Allocation
Portfolio,  Delaware Moderate Allocation  Portfolio,  and Delaware  Conservative
Allocation  Portfolio  (collectively,  the  "Portfolios"),  which are  series of
Delaware Group Foundation  Funds,  the Distributor  shall waive a portion of the
Rule 12b-1  (distribution)  fees for the Portfolios' Class A and Class R Shares, so that such  Portfolios'  Rule  12b-1  (distribution)  fees will not exceed the amounts  indicated  below for the period  February 1, 2007  through  January 31,
2008:

Portfolio                                              Expense Limitation

Delaware Aggressive Allocation Portfolio
      Class A                                                  0.25%
      Class R                                                  0.50%
Delaware Moderate Allocation Portfolio
      Class A                                                  0.25%
      Class R                                                  0.50%
Delaware Conservative Allocation Portfolio
      Class A                                                  0.25%
      Class R                                                  0.50%

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                                   Delaware Distributors, L.P.

                                                   By: _________________________
                                                       Name:
                                                       Title:
                                                       Date:
Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Foundation Funds

By: _________________________
    Name:
    Title:
    Date: